CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 25, 2004, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Inn of the Mountain Gods Resort and Casino on Form 10-K for the year ended April 30, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Inn of the Mountain Gods Resort and Casino on Forms S-4 (File No. 333-113140, effective June 10, 2004).


/s/ Grant Thornton LLP
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Grant Thornton LLP
Albuquerque, New Mexico
July 29, 2004